Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Record Third Quarter 2012 Results

ATLANTA, October 24, 2012 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended September 30, 2012. The company reported revenue of $543.9 million in the third quarter of 2012, an 11 percent increase from the third quarter of 2011 and a 12 percent increase in local currency.

Third quarter diluted EPS attributable to Equifax was $0.64, an increase of 18 percent from the third quarter of 2011. On a non-GAAP basis, adjusted EPS attributable to Equifax, excluding the impact of acquisition-related amortization expense, net of tax, was $0.75, up 16 percent from the third quarter of 2011. Results for the quarter included $3.3 million in discrete income tax benefits and $3.7 million in severance expense in our International business unit to better align resources with our future needs. Neither the tax benefits nor the severance was anticipated at the beginning of the quarter.

"While mortgage activity remains strong, the majority of our growth continues to come from core non-mortgage markets and strategic initiatives, as our investments in new product innovations, vertical market focus, and penetration of new markets continue to pay off," said Richard F. Smith, Equifax's Chairman and Chief Executive Officer. "At this time, we expect the mortgage market to remain strong for the next few quarters. I am also optimistic that the momentum we have established will continue as we move into 2013."

Third Quarter 2012 Highlights

•	In addition to the financial highlights noted above, third quarter 2012 net income attributable to Equifax was $77.9 million, a 17 percent increase from the prior year.

•	Operating margin was 24.3 percent for the third quarter of 2012, compared to 24.8 percent in the third quarter of 2011. Excluding the pre-tax impact of the International severance charges, operating margin for the third quarter of 2012 was 25.0%. Refer to Question #2 in the Common Questions and Answers attached for further information.

•	We repurchased 0.7 million of our common shares on the open market for $33.9 million during the third quarter of 2012. At September 30, 2012, our remaining authorization for future share repurchases was $227.1 million.

U.S. Consumer Information Solutions (USCIS)

Total revenue was $233.3 million in the third quarter of 2012 compared to $202.0 million in the third quarter of 2011, an increase of 15 percent.

•	Online Consumer Information Solutions revenue was $156.6 million, up 16 percent from a year ago.
•	Mortgage Solutions revenue was $43.4 million, up 35 percent from a year ago.
•	Consumer Financial Marketing Services revenue was $33.3 million, down 4 percent when compared to a year ago.

Operating margin for USCIS was 36.9 percent in the third quarter of 2012 compared to 36.6 percent in the third quarter of 2011.

International

Total revenue was $121.0 million in the third quarter of 2012, a 2 percent increase from the third quarter of 2011 and a 6 percent increase on a local currency basis.

•	Latin America revenue was $46.7 million, up 9 percent in local currency and 4 percent in U.S. dollars from a year ago.
•	Europe revenue was $41.7 million, up 7 percent in local currency and 3 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $32.6 million, up 1 percent in local currency and flat in U.S. dollars from a year ago.

Operating margin for International was 27.4 percent in the third quarter of 2012 compared to 29.3 percent in the third quarter of 2011. Excluding the pre-tax impact of current period severance charges, operating margin for the third quarter of 2012 was 30.4 percent. Refer to Question #2 in the Common Questions and Answers attached for further information.

Workforce Solutions

Total revenue was $117.0 million in the third quarter of 2012, a 14 percent increase over the third quarter of 2011.

•	Verification Services revenue was $68.8 million, up 33 percent when compared to a year ago.
•	Employer Services revenue was $48.2 million, down 5 percent when compared to a year ago.

Operating margin for Workforce Solutions was 24.4 percent in the third quarter of 2012 compared to 23.0 percent in the third quarter of 2011.

North America Personal Solutions

Revenue was $51.4 million, a 13 percent increase from the third quarter of 2011. Operating margin was 32.1 percent compared to 32.8 percent in the third quarter of 2011.

North America Commercial Solutions

Revenue was $21.2 million, down 2 percent in U.S. dollars and 1 percent in local currency compared to the third quarter of 2011. Operating margin was 18.8 percent compared to 23.6 percent in the third quarter of 2011.

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Fourth Quarter 2012 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates as well as continued strength in mortgage activity, consolidated revenue for the fourth quarter of 2012 is expected to be up 8 to 10 percent from the year-ago quarter. Fourth quarter 2012 adjusted EPS attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.72 and $0.76.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions, that provides businesses of all sizes and consumers with insight and information they can trust. Equifax organizes and assimilates data on more than 500 million consumers and 81 million businesses worldwide, and uses advanced analytics and proprietary technology to create and deliver customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 18 countries and is a member of Standard & Poor’s (S&P) 500® Index. Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, October 25, 2012, at 8:30 a.m. (EDT) via a live audio webcast. To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating revenue excluding the results of our Brazilian operations from Equifax Inc., International, and Latin America revenue. The release also presents net income and diluted EPS attributable to Equifax which excludes the loss on the deconsolidation of our Brazilian business and acquisition-related amortization expense, net of tax. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating revenue or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

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Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in, and the effects of, laws and regulations and government policies governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, in particular the establishment of a new Consumer Financial Protection Bureau with authority to write rules impacting the business of, conduct examinations of, and enforce the laws and regulations it writes against credit reporting companies, and related regulations, federal or state responses to identity theft concerns; adverse or uncertain economic conditions and changes in credit and financial markets; the European sovereign debt crisis; the recent downgrade of U.S. sovereign debt and political concerns over related budgetary matters, exchange rates; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; earnings exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates; and potential adverse developments in new and pending legal proceedings or governments investigations. Additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2011 under captions “Forward-Looking Statements” and “Item 1A, “Risk Factors”, and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended
	September 30,
	2012	2011
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$543.9	$490.4
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	208.5	186.6
Selling, general and administrative expenses	162.8	141.7
Depreciation and amortization	40.5	40.5
Total operating expenses	411.8	368.8
Operating income	132.1	121.6
Interest expense	(13.6)	(13.7)
Other income (expense), net	1.9	0.6
Consolidated income before income taxes	120.4	108.5
Provision for income taxes	(40.3)	(39.2)
Consolidated net income	80.1	69.3
Less: Net income attributable to noncontrolling interests	(2.2)	(2.6)
Net income attributable to Equifax	$77.9	$66.7
Basic earnings per common share	$0.65	$0.55
Weighted-average shares used in computing basic earnings per share	119.7	121.8
Diluted earnings per common share	$0.64	$0.54
Weighted-average shares used in computing diluted earnings per share	122.2	123.3
Dividends per common share	$0.18	$0.16

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EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME
	Nine Months Ended
	September 30,
	2012	2011
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,602.4	$1,450.1
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	613.3	567.3
Selling, general and administrative expenses	472.2	413.2
Depreciation and amortization	123.1	124.3
Total operating expenses	1,208.6	1,104.8
Operating income	393.8	345.3
Interest expense	(41.1)	(41.2)
Other income (expense), net	5.5	(8.7)
Consolidated income before income taxes	358.2	295.4
Provision for income taxes	(125.6)	(129.7)
Consolidated net income	232.6	165.7
Less: Net income attributable to noncontrolling interests	(6.8)	(7.2)
Net income attributable to Equifax	$225.8	$158.5
Basic earnings per common share	$1.88	$1.29
Weighted-average shares used in computing basic earnings per share	120.0	122.5
Diluted earnings per common share	$1.84	$1.28
Weighted-average shares used in computing diluted earnings per share	122.4	124.2
Dividends per common share	$0.54	$0.48

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EQUIFAX
CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
	2012	2011

(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$267.2	$127.7
Trade accounts receivable, net of allowance for doubtful accounts of $6.6 and $5.9 at September 30, 2012 and December 31, 2011, respectively	296.9	284.4
Prepaid expenses	30.2	24.6
Other current assets	11.4	15.6
Total current assets	605.7	452.3
Property and equipment:
Capitalized internal-use software and system costs	361.6	332.2
Data processing equipment and furniture	203.0	183.1
Land, buildings and improvements	176.4	178.4
Total property and equipment	741.0	693.7
Less accumulated depreciation and amortization	(454.8)	(400.8)
Total property and equipment, net	286.2	292.9
Goodwill	1,974.5	1,961.2
Indefinite-lived intangible assets	95.7	95.6
Purchased intangible assets, net	487.6	550.2
Other assets, net	156.2	156.4
Total assets	$3,605.9	$3,508.6
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$16.9	$47.2
Accounts payable	28.6	27.5
Accrued expenses	72.5	56.3
Accrued salaries and bonuses	79.5	79.2
Deferred revenue	54.1	55.8
Other current liabilities	73.9	96.8
Total current liabilities	325.5	362.8
Long-term debt	951.4	966.0
Deferred income tax liabilities, net	228.6	227.8
Long-term pension and other postretirement benefit liabilities	163.3	176.4
Other long-term liabilities	53.9	53.5
Total liabilities	1,722.7	1,786.5
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at September 30, 2012 and December 31, 2011; Outstanding shares - 119.3 and 119.6 at September 30, 2012 and December 31, 2011, respectively	236.6	236.6
Paid-in capital	1,131.6	1,118.0
Retained earnings	3,039.9	2,879.2
Accumulated other comprehensive loss	(373.0)	(391.8)
Treasury stock, at cost, 69.4 shares and 69.1 shares at September 30, 2012 and December 31, 2011, respectively	(2,170.4)	(2,133.7)
Stock held by employee benefits trusts, at cost, 0.6 shares at September 30, 2012 and December 31, 2011	(5.9)	(5.9)
Total Equifax shareholders' equity	1,858.8	1,702.4
Noncontrolling interests	24.4	19.7
Total equity	1,883.2	1,722.1
Total liabilities and equity	$3,605.9	$3,508.6

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EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended
	September 30,
	2012	2011
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$232.6	$165.7
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Loss on divestitures	-	27.8
Depreciation and amortization	122.8	123.8
Stock-based compensation expense	20.0	17.3
Excess tax benefits from stock-based compensation plans	(0.2)	(0.6)
Deferred income taxes	(3.8)	7.0
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(9.5)	(18.7)
Prepaid expenses and other current assets	(2.4)	(6.8)
Other assets	(2.4)	10.4
Current liabilities, excluding debt	(7.2)	(55.2)
Other long-term liabilities, excluding debt	2.2	(11.7)
Cash provided by operating activities	352.1	259.0
Investing activities:
Capital expenditures	(49.3)	(59.2)
Acquisitions, net of cash acquired	(7.3)	(112.2)
Cash received from divestitures	2.5	2.5
Investment in unconsolidated affiliates, net	(3.7)	(4.2)
Cash used in investing activities	(57.8)	(173.1)
Financing activities:
Net short-term (repayments) borrowings	(28.1)	46.5
Payments on long-term debt	(15.1)	(16.7)
Treasury stock purchases	(85.1)	(75.2)
Dividends paid to Equifax shareholders	(64.5)	(58.7)
Dividends paid to noncontrolling interests	(1.9)	(5.6)
Proceeds from exercise of stock options	40.9	12.9
Excess tax benefits from stock-based compensation plans	0.2	0.6
Other	-	(2.7)
Cash used in financing activities	(153.6)	(98.9)
Effect of foreign currency exchange rates on cash and cash equivalents	(1.2)	(4.4)
Increase (decrease) in cash and cash equivalents	139.5	(17.4)
Cash and cash equivalents, beginning of period	127.7	119.4
Cash and cash equivalents, end of period	$267.2	$102.0

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Common Questions & Answers (Unaudited)

(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?

Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended September 30,
					Local Currency
Operating revenue:	2012	2011	$ Change	% Change	% Change*
Online Consumer Information Solutions	$156.6	$135.5	$21.1	16%
Mortgage Solutions	43.4	32.0	11.4	35%
Consumer Financial Marketing Services	33.3	34.5	(1.2)	-4%
Total U.S. Consumer Information Solutions	233.3	202.0	31.3	15%
Latin America	46.7	45.1	1.6	4%	9%
Europe	41.7	40.7	1.0	3%	7%
Canada Consumer	32.6	32.8	(0.2)	0%	1%
Total International	121.0	118.6	2.4	2%	6%
Verification Services	68.8	51.8	17.0	33%
Employer Services	48.2	51.0	(2.8)	-5%
Total Workforce Solutions	117.0	102.8	14.2	14%
North America Personal Solutions	51.4	45.5	5.9	13%
North America Commercial Solutions	21.2	21.5	(0.3)	-2%	-1%
Total operating revenue	$543.9	$490.4	$53.5	11%	12%

(in millions)	Nine Months Ended September 30,
					Local Currency
Operating revenue:	2012	2011	$ Change	% Change	% Change*
Online Consumer Information Solutions	$459.3	$383.3	$76.0	20%
Mortgage Solutions	118.3	86.2	32.1	37%
Consumer Financial Marketing Services	103.5	107.5	(4.0)	-4%
Total U.S. Consumer Information Solutions	681.1	577.0	104.1	18%
Latin America	139.5	164.3	(24.8)	-15%	-12%
Europe	126.1	117.0	9.1	8%	12%
Canada Consumer	95.9	95.3	0.6	1%	3%
Total International	361.5	376.6	(15.1)	-4%	-1%
Verification Services	188.9	137.6	51.3	37%
Employer Services	157.0	160.9	(3.9)	-2%
Total Workforce Solutions	345.9	298.5	47.4	16%
North America Personal Solutions	151.6	135.1	16.5	12%
North America Commercial Solutions	62.3	62.9	(0.6)	-1%	0%
Total operating revenue	$1,602.4	$1,450.1	$152.3	11%	11%

(in millions)	Three Months Ended September 30,
		Operating		Operating
Operating income:	2012	Margin	2011	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$86.1	36.9%	$74.0	36.6%	$12.1	16%
International	33.1	27.4%	34.7	29.3%	(1.6)	-5%
Workforce Solutions	28.6	24.4%	23.6	23.0%	5.0	21%
North America Personal Solutions	16.5	32.1%	15.0	32.8%	1.5	10%
North America Commercial Solutions	4.0	18.8%	5.0	23.6%	(1.0)	-21%
General Corporate Expense	(36.2)	nm	(30.7)	nm	(5.5)	-18%
Total operating income	$132.1	24.3%	$121.6	24.8%	$10.5	9%

(in millions)	Nine Months Ended September 30,
		Operating		Operating
Operating income:	2012	Margin	2011	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$253.6	37.2%	$206.5	35.8%	$47.1	23%
International	106.6	29.5%	98.7	26.2%	7.9	8%
Workforce Solutions	81.7	23.6%	66.1	22.1%	15.6	24%
North America Personal Solutions	45.6	30.1%	40.2	29.7%	5.4	14%
North America Commercial Solutions	10.3	16.6%	14.5	23.1%	(4.2)	-29%
General Corporate Expense	(104.0)	nm	(80.7)	nm	(23.3)	-29%
Total operating income	$393.8	24.6%	$345.3	23.8%	$48.5	14%

nm - not meaningful

* Reflects percentage change in revenue conforming 2012 results using 2011 exchange rates.

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Common Questions & Answers (Unaudited)

(Dollars in millions)

2.	What was the impact of the severance charges recorded during the third quarter of 2012 on the operating margins of Equifax Inc. and the International segment?

During the third quarter of 2012, we recorded $3.7 million of employee severance charges ($2.4 million, net of tax) in our International business unit. Excluding these charges, the operating margin was 25.0% for Equifax Inc. and 30.4% for International for the current period.

3.	What drove the fluctuation in the effective tax rate?

Our effective tax rate was 33.5% for the three months ended September 30, 2012, down from 36.2% for the same period in 2011. The 2012 rate decreased due to lower foreign income taxes and the impact of discrete tax items. The rate for the current quarter benefited from $3.3 million of discrete tax benefits in excess of our expectation at the beginning of the quarter.

4.	Can you provide depreciation and amortization by segment?

Depreciation and amortization are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
U.S. Consumer Information Solutions	$10.0	$10.9	$31.9	$33.1
International	6.3	6.3	18.7	20.5
Workforce Solutions	17.3	16.2	51.3	49.8
North America Personal Solutions	1.7	1.5	5.3	4.4
North America Commercial Solutions	1.1	1.2	3.5	3.9
General Corporate Expense	4.1	4.4	12.4	12.6
Total depreciation and amortization	$40.5	$40.5	$123.1	$124.3

5.	What was the currency impact on the foreign operations?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended September 30, 2012
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(0.5)	-1%	$(0.2)	-2%
Canada Commercial	(0.1)	-1%	(0.1)	0%
Europe	(1.7)	-4%	(0.4)	-5%
Latin America	(2.2)	-5%	(1.1)	-6%

	Nine Months Ended September 30, 2012
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$(2.4)	-2%	$(1.0)	-3%
Canada Commercial	(0.5)	-2%	(0.2)	-1%
Europe	(4.8)	-4%	(1.1)	-5%
Latin America	(5.8)	-3%	(2.9)	-6%

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Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

A.	Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense:

	Three Months Ended
	September 30,
	2012	2011	$ Change	% Change

Net income attributable to Equifax	$77.9	$66.7	$11.2	17%
Acquisition-related amortization expense, net of tax	14.3	13.8	0.5	3%
Net income attributable to Equifax, adjusted for acquisition-related amortization expense	$92.2	$80.5	$11.7	15%
Diluted EPS attributable to Equifax, adjusted for acquisition-related amortization expense	$0.75	$0.65	$0.10	16%
Weighted-average shares used in computing diluted EPS	122.2	123.3

	Nine Months Ended
	September 30,
	2012	2011	$ Change	% Change

Net income attributable to Equifax	$225.8	$158.5	$67.3	43%
Loss on the deconsolidation of Brazilian business (1)	-	27.8	(27.8)	nm
Net income attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business	$225.8	$186.3	$39.5	21%
Acquisition-related amortization expense, net of tax	42.9	42.7	0.2	0%
Net income attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$268.7	$229.0	$39.7	17%
Diluted EPS attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense	$2.19	$1.84	$0.35	19%
Weighted-average shares used in computing diluted EPS	122.4	124.2

nm - not meaningful

(1)	Loss on the deconsolidation of Brazilian business includes the loss recognized on the merger, net of tax. See the Notes to this reconciliation for additional detail.

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Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

B.	Reconciliation of operating revenue to adjusted operating revenue for Equifax Inc., International and Latin America, excluding the results of our Brazilian operations:

Equifax Inc.

	Nine Months Ended September 30,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$1,602.4	$1,450.1	$152.3	11%	11%
Brazil revenue (1)	-	(35.4)	35.4
Adjusted operating revenue	$1,602.4	$1,414.7	$187.7	13%	14%

International

	Nine Months Ended September 30,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$361.5	$376.6	$(15.1)	-4%	-1%
Brazil revenue (1)	-	(35.4)	35.4
Adjusted operating revenue	$361.5	$341.2	$20.3	6%	10%

Latin America

	Nine Months Ended September 30,				Local Currency
	2012	2011	$ Change	% Change	% Change*
Operating revenue	$139.5	$164.3	$(24.8)	-15%	-12%
Brazil revenue (1)	-	(35.4)	35.4
Adjusted operating revenue	$139.5	$128.9	$10.6	8%	13%

* Reflects percentage change in revenue conforming 2012 results using 2011 exchange rates.

(1)	Revenue generated from our Brazilian operations that were merged with Boa Vista Servicos, S.A. in the second quarter of 2011. See the Notes to this reconciliation for additional detail.

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Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Loss on the deconsolidation of Brazilian business – During the second quarter of 2011, the Company completed the merger of our Brazilian business with and into Boa Vista Servicos, S.A. (“BVS”) in exchange for a 15 percent equity interest in BVS. The Company recorded a $27.8 million loss on the transaction. Management believes excluding the loss from certain financial results provides meaningful supplemental information regarding our financial results for the nine months ended September 30, 2011, as compared to 2012, since a loss of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS and net income from attributable to Equifax, adjusted for the loss on the deconsolidation of Brazilian business and acquisition-related amortization expense - We calculate these financial measures by excluding the loss on the deconsolidation of our Brazilian business and acquisition-related amortization expense from the determination of net income attributable to Equifax in the calculation of diluted EPS. These financial measures are not prepared in conformity with GAAP. Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.

Adjusted operating revenue, excluding the results of our Brazilian operations - Management believes excluding the Brazilian revenue from the calculation of operating revenue, on a non-GAAP basis, is useful because it allows investors to evaluate the Company’s growth on a basis consistent with the current composition of our business.

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